UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  December 21, 2009
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, E*TRADE Financial Corporation (the “Company”) announced the appointment of Robert A. Druskin, currently the Company’s Lead Independent Director, as the Company’s Chairman and Interim Chief Executive Officer, effective December 31, 2009.  As previously announced, Donald H. Layton is stepping down as Chairman and Chief Executive Officer of the Company and as a member of the Board of Directors, but Mr. Layton has agreed to be available following his departure to provide consulting services (paid at an hourly rate) to the Company in order to assist with the transition.

Mr. Druskin, age 62, has been a director of the Company since February 2008. Mr. Druskin is former Chief Operating Officer of Citigroup and was a member of the Office of the Chairman. He joined Smith Barney in 1991 as Chief Administrative Officer, later taking on the role of head of Asset Management and the Futures Division before returning to the role of CAO. In 2000, Mr. Druskin became Chief Operations and Technology Officer for Citi. He later became the President and Chief Operating Officer, then CEO, of Citi Markets & Banking. In December 2006, he was named Chief Operating Officer of Citigroup. He is on the boards of Affiliated Computer Services and United Negro College Fund, and is a Trustee of Rutgers University where he earned his BA. During his service as Interim Chief Executive Officer, Mr. Druskin’s compensation will be $300,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: December 21, 2009	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary